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                                                                   EXHIBIT 10.7

                            CARREKER-ANTINORI, INC.
                         1994 LONG TERM INCENTIVE PLAN
                            (As Amended and Restated
                            Effective March 30, 1998)


     WHEREAS, on October 7, 1994, J. D. Carreker & Associates, Inc. adopted the J. D. Carreker & Associates, Inc. Long Term Incentive Plan, which was approved by its shareholders; and

     WHEREAS, The Carreker Group, Inc. (successor to J. D. Carreker & Associates, Inc.) subsequently amended and restated the plan as The Carreker Group, Inc. Amended and Restated 1994 Long Term Incentive Plan, which was approved at the annual meeting of its shareholders in 1997; and

     WHEREAS, the name of the corporation was changed from The Carreker Group, Inc. to Carreker-Antinori, Inc. (the "Company"); and

     WHEREAS, incident to the Company's reincorporation in the state of Delaware, and the registration of its equity securities in a registered offering pursuant to the Securities Act of 1934, the Board of Directors of the Company has determined that it is advisable and in the best interests of the Company to amend and restate the 1994 Long Term Incentive Plan, effective as of the filing of the Merger Agreement in the state of Delaware, subject to the approval of the Company's shareholders;

     NOW, THEREFORE, as amended and restated, the terms of the 1994 Long Term Incentive Plan (the "Plan") shall be as follows.

                                   I. GENERAL

     1.   PURPOSE.  The Plan has been established by the Company to:

          (a) attract and retain employees, consultants and non-employee directors;

          (b) motivate participating employees, consultants and non-employee directors, by means of appropriate incentive, to achieve long-range goals;

          (c) provide incentive compensation opportunities for participating employees, consultants and non-employee directors which are competitive with those of other major corporations; and

          (d) further identify the interests of participating employees, consultants and non-employee directors with those of the Company's other shareholders through compensation alternatives based on the Company's common stock;

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and thereby promote the long-term financial interest of the Company and its
Subsidiaries, including the growth in value of the Company's equity and enhancement of long-term shareholder return.

     2. EFFECTIVE DATE. The provisions of the Plan originally became effective on October 7, 1994. The Plan shall be unlimited in duration and, in the event of plan termination, shall remain in effect as long as any awards under it are outstanding; PROVIDED, HOWEVER, that no awards of incentive stock options ("INCENTIVE STOCK OPTIONS") as provided in Section 422 of the Code may be made under the Plan after October 6, 2004. The provisions of the Plan as restated and amended herein shall become effective as of the filing of the Merger Agreement in the state of Delaware (the "EFFECTIVE DATE"), subject to the approval of the holders of a majority of the shares of voting stock of all classes of the Company present, or represented, and entitled to vote at a meeting of its stockholders, or the unanimous written consent of all holders of common stock.

     3.   DEFINITIONS.  The following definitions are applicable to the Plan.

     "Board" means the Board of Directors of the Company.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Committee" means the Compensation Committee of the Board or, if no Compensation Committee is in existence, the entire Board.

     "Disabled" means the inability of a Participant, by reason of a physical or mental impairment, to engage in any substantial gainful activity, of which the Board shall be the sole judge.

     "Fair Market Value" of Stock means as of any date, the value of Stock determined as follows:

     (a) If the Stock is listed on any established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, the Fair Market Value of a Share of Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in Stock) on the date of grant, as reported in THE WALL STREET JOURNAL or such other source as the Board deems reliable;

     (b) If the Stock is quoted on the NASDAQ System (but not on the National Market System thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Stock shall be the mean between the bid and asked prices for the Stock on the last market trading

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          day prior to the day of determination, as reported in THE WALL STREET
          JOURNAL or such other source as the Board deems reliable; or

     (c) In the absence of an established market for the Stock, the Fair Market Value thereof shall be determined in good faith by the Committee.

     "Option Date" means, with respect to any Stock Option, the date on which the Stock Option is awarded under the Plan.

     "Participant" means any employee, consultant or non-employee director of the Company or any Subsidiary who is selected by the Board to participate in the Plan.

     "Performance Period" has the meaning ascribed to it in Article IV.

     "Related Company" means any corporation during any period in which it is a Subsidiary, or during any period in which it directly or indirectly owns 50% or more of the total combined voting power of all classes of stock of the Company that are entitled to vote.

     "Restricted Stock" has the meaning ascribed to it in Article IV.

     "Stock" means Carreker-Antinori, Inc. common stock, $.01 par value.

     "Stock Option" means the right of a Participant to purchase Stock pursuant to an Incentive Stock Option or Non-Qualified Option awarded pursuant to the provisions of the Plan.

     "Subsidiary" means any corporation during any period of which 50% or more of the total combined voting power of all classes of stock entitled to vote is owned, directly or indirectly, by the Company.

     4. ADMINISTRATION. The authority to manage and control the operation and administration of the Plan shall be vested in the Board. Subject to the provisions of the Plan, the Board will have authority to select employees, consultants and/or non-employee directors to receive awards of Stock Options and/or Restricted Stock, to determine the time or times of receipt, to determine the types of awards and the number of shares covered by the awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such awards, and to cancel or suspend awards. In making such award determinations, the Board may take into account the nature of services rendered by the respective employee, consultant and/or non-employee director, his or her present and potential contribution to the Company's success, and such other factors as the Board deems relevant. The Board is authorized to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements made pursuant to the Plan, to modify such agreements, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

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     The Board, in its discretion, may delegate any or all of its authority, powers, and discretion under this Plan to the Committee, and the Board in its discretion may revest any or all such authority, powers, and discretion in itself at any time. If appointed, the Committee shall function as follows:
A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all members of the Committee, shall be the acts of the Committee, unless provisions to the contrary are embodied in the Company's Bylaws or resolutions duly adopted by the Board. All actions taken and decisions and determinations made by the Board or the Committee pursuant to the Plan shall be binding and conclusive on all persons interested in the Plan. No member of the Board or the Committee shall be liable for any action or determination taken or made in good faith with respect to the Plan.

     5. PARTICIPATION. Subject to the terms and conditions of the Plan, the Board shall determine and designate, from time to time, the employees, consultants and non-employee directors of the Company and/or its Subsidiaries who will participate in the Plan. In the discretion of the Board, more than one award may be granted to a Participant. Except as otherwise agreed to by the Company and the Participant, any award under the Plan shall not affect any previous award to the Participant under the Plan or any other plan maintained by the Company or its Subsidiaries.

     6. SHARES SUBJECT TO THE PLAN. The shares of Stock with respect to which awards may be made under the Plan shall be either authorized and unissued shares or issued and outstanding shares (including, in the discretion of the Board, shares purchased in the market). Subject to the provisions of paragraph I.10, the number of shares of Stock available under the Plan shall not exceed 5,500,000 shares in the aggregate, increased as of the first day of each fiscal year, commencing February 1, 1999, by that number of shares of Stock equal to two per cent (2%) of the number of shares of Stock outstanding as of the Effective Date. If, for any reason, any award under the Plan otherwise distributable in shares of Stock, or any portion of the award, shall expire, terminate, or be forfeited or cancelled, or be settled in cash pursuant to the terms of the Plan and, therefore, any such shares are no longer distributable under the award, such shares of Stock shall again be available for award under the Plan.

     7. COMPLIANCE WITH APPLICABLE LAWS AND WITHHOLDING OF TAXES. Notwithstanding any other provision of the Plan, the Company shall have no liability to issue any shares of Stock under the Plan unless such issuance would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity. Prior to the issuance of any shares of Stock under the Plan, the Company may require a written statement that the recipient is acquiring the shares for investment and not for the purpose or with the intention of distributing the shares. If the redistribution of shares is restricted, certificates representing such shares may bear a legend referring to such restrictions. All awards and payments under the Plan are subject to withholding of all applicable taxes, which withholding obligations may be satisfied, with the consent of the Board, through the surrender of shares of Stock which the Participant already owns, or to which a Participant is otherwise entitled under the Plan. The Company shall have the right to deduct from all amounts paid in cash in consequence of the exercise of a Stock Option under the Plan

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any taxes required by law to be withheld with respect to such cash payments.
Where an employee or other person is entitled to receive shares of Stock pursuant to the exercise of a Stock Option pursuant to the Plan, the Company shall have the right to require the employee or such other person to pay to the Company the amount of any taxes that the Company is required to withhold with respect to such shares, or, in lieu thereof, to retain, or sell without notice, a sufficient number of such shares to cover the amount required to be withheld. Upon the disposition (within the meaning of Code Section 424(c)) of shares of Stock acquired pursuant to the exercise of an Incentive Stock Option prior to the expiration of the holding period requirements of Code
Section 422(a)(1), the employee shall be required to give notice to the Company of such disposition and the Company shall have the right to require the employee to pay to the Company the amount of any taxes that are required by law to be withheld with respect to such disposition.

     8. TRANSFERABILITY. Stock Options awarded under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution. Stock Options may be exercised during the lifetime of the Participant only by the Participant or his guardian or legal representative.

     9. EMPLOYEE, CONSULTANT, NON-EMPLOYEE DIRECTOR AND STOCKHOLDER STATUS. The Plan does not constitute a contract of employment, and selection as a Participant will not give any employee, consultant or non-employee director the right to be retained in the employ or as a consultant or non-employee director of the Company or any Subsidiary. No award under the Plan shall confer upon the holder thereof any right as a stockholder of the Company prior to the date on which he fulfills all service requirements and other conditions for receipt of shares of Stock.

     10. ADJUSTMENTS TO NUMBER OF SHARES SUBJECT TO THE PLAN. Subject to the following provisions of this paragraph 10, in the event of any change in the outstanding shares of Stock of the Company by reason of any stock dividend, split, spinoff, recapitalization, merger, consolidation, combination, exchange of shares or other similar change, the aggregate number of shares of Stock with respect to which awards may be made under the Plan, the terms and the number of shares of any outstanding Stock Options, and the purchase price of a share of Stock under Stock Options, may be equitably adjusted by the Board in its sole discretion.

     11. CAPITAL TRANSACTION. In the event that there shall occur (a) a merger or consolidation of the Company with or into another corporation in which the Company shall not be the surviving corporation (other than such a merger or consolidation undertaken to reincorporate in another jurisdiction) (for purposes of this Section 11, the Company shall not be deemed the surviving corporation in any such transaction if, as the result thereof, it becomes a wholly-owned subsidiary of another corporation), (b) a dissolution of the Company, or (c) a transfer of all or substantially all of the assets or shares of stock of the Company in one transaction or a series of related transactions to one or more other persons or entities (any such transaction being referred to herein as a "Capital Transaction"), then:

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     (A)  If there is a plan or agreement respecting the Capital Transaction and if such plan or agreement specifically provides for the change, conversion, or exchange of the shares of Stock under outstanding and unexercised
     Options for securities of another corporation, then the Board shall adjust the shares of Stock underlying such outstanding and unexercised Options
     (and shall adjust the shares of Stock remaining under the Plan which are then available to be awarded under the Plan, if such plan or agreement makes specific provision therefor) in a manner not inconsistent with the provisions of such plan or agreement for the adjustment, change, conversion, or exchange of such shares of Stock and such Options;

     (B) If there is no plan or agreement respecting the Capital Transaction or if such plan or agreement does not specifically provide for the change, conversion, or exchange of the shares of Stock under outstanding and unexercised Options for securities of another corporation, then the Committee shall provide the Participant with thirty (30) days advance written notice of such transaction and the Participant, without the necessity of any further action by the Committee, shall be entitled to purchase, prior to the effective date of such Capital Transaction, the number of Option Shares which are then vested. The unvested or unexercised portion of the Option shall be deemed cancelled and terminated as of the effective date of such transaction.

Notwithstanding the foregoing, the Board or the Committee may provide that upon the occurrence of such events as it shall deem appropriate, any or all outstanding Options shall become fully vested and exercisable.

     12. AGREEMENT WITH COMPANY. At the time of any awards under the Plan, the Board will require a Participant to enter into an agreement with the Company in a form specified by the Board, agreeing to the terms and conditions of the Plan and to such additional terms and conditions, not inconsistent with the Plan, as the Board may, in its sole discretion, prescribe.

     13. AMENDMENT AND TERMINATION OF PLAN. Subject to the following provisions of this paragraph 13, the Board may at any time and in any way amend, suspend, or terminate the Plan. No amendment of the Plan and, except as provided in paragraphs 6 and 10, no action by the Board shall, without further approval of the stockholders of the Company, increase the total number of shares of Stock with respect to which awards may be made under the Plan, materially increase the benefits accruing to Participants under the Plan, or materially modify the requirements as to eligibility for participation in the Plan, if stockholder approval of such amendment is a condition of Securities and Exchange Commission Rule 16b-3 or the Code at the time such amendment is adopted. No amendment, suspension, or termination of the Plan shall alter or impair any Stock Option or Restricted Stock previously awarded under the Plan without the consent of the holder thereof.

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                           II. INCENTIVE STOCK OPTIONS

     1. DEFINITION. The award of an Incentive Stock Option under the Plan entitles the Participant to purchase shares of Stock at a price fixed at the time the option is awarded, subject to the following terms of this Part II.

     2. ELIGIBILITY. The Board shall designate the Participants to whom Incentive Stock Options, as described in section 422(b) of the Code or any successor section thereto, are to be awarded under the Plan and shall determine the number of option shares to be offered to each of them. Incentive Stock Options may be awarded only to employees, and not to consultants or non-employee directors. In no event shall the aggregate Fair Market Value (determined at the time the option is awarded) of Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year (under all plans of the Company and all Related Companies) exceed $100,000.

     3. PRICE. The purchase price of a share of Stock under each Incentive Stock Option shall be determined by the Board, provided, however, that in no event shall such price be less than the greater of (a) 100% of the Fair Market Value of a share of Stock as of the Option Date (or 110% of such Fair Market Value if the holder of the option owns stock possessing more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary) or (b) the par value of a share of Stock on such date. The full purchase price of each share of Stock purchased upon the exercise of any Incentive Stock Option shall be paid in cash at the time of such exercise or, with the approval of the Board, in shares of Stock, valued at the Fair Market Value per share on the date of exercise. As soon as practicable thereafter, a certificate representing the shares so purchased shall be delivered to the person entitled thereto.

     4. EXERCISE. Each Option shall become and be exercisable at such time or times and during such period or periods, in full or in such installments as may be determined by the Board at the Option Date.

     5. OPTION EXPIRATION DATE. The "Expiration Date" with respect to an Incentive Stock Option or any portion thereof awarded to a Participant under the Plan means the earliest of:

          (a) the date that is 10 years after the date on which the Incentive Stock Option is awarded (or, if the Participant owns stock possessing more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary, the date that is 5 years after the date on which the Incentive Stock Option is awarded);

          (b)   the date established by the Board at the time of the award;

          (c) the date that is one year after the Participant's employment with the Company and all Related Companies is terminated by reason of the Participant becoming Disabled or by reason of the Participant's death; or

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          (d)   the date that is three months after the date the Participant's employment with the Company and all Related Companies is terminated for any other reason.

All rights to purchase shares of Stock pursuant to an Incentive Stock Option shall cease as of such option's Expiration Date.

                         III. NON-QUALIFIED STOCK OPTIONS

     1. DEFINITION. The award of a Non-Qualified Stock Option under the Plan entitles the Participant to purchase shares of Stock at a price fixed at the time the option is awarded, subject to the following terms of this Part III.

     2. ELIGIBILITY. The Board shall designate the Participants to whom Non-Qualified Stock Options are to be awarded under the Plan and shall determine the number of option shares to be offered to each of them.

     3. PRICE. The purchase price of a share of Stock under each Non-Qualified Stock Option shall be determined by the Board; provided, however, that in no event shall such price be less than the par value of a share of such Stock on such date. The full purchase price of each share of Stock purchased upon the exercise of any Non-Qualified Stock Option shall be paid in cash at the time of such exercise or, with the approval of the Board, in shares of Stock, valued at the Fair Market Value per share on the date of exercise. If the Company shall have a class of its Common Stock registered pursuant to Section 12 of the 1934 Act, an option holder may also make payment at the time of exercise of an option by delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker approved by the Company that upon such broker's sale of shares with respect to which such option is exercised, it is to deliver promptly to the Company the amount of sale proceeds necessary to satisfy the option exercise price and any required withholding taxes. As soon as practicable thereafter, a certificate representing the shares so purchased shall be delivered to the person entitled thereto.

     4. EXERCISE. Each Option shall become and be exercisable at such time or times and during such period or periods, in full or in such installments as may be determined by the Board at the Option Date.

     5. OPTION EXPIRATION DATE. The "Expiration Date" with respect to a Non-Qualified Stock Option or any portion thereof awarded to a Participant under the Plan means the earliest of:

          (a)   the date established by the Board at the time of the award; or

          (b) the date that is one year after the Participant's employment with the Company and all Related Companies is terminated by reason of the Participant becoming Disabled or by reason of the Participant's death; or

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          (c)   the date that is three months after the date the Participant's employment with the Company and all Related Companies is terminated for any other reason, or the date the Participant ceases to serve as a consultant or non-employee director of the Company for any reason.

All rights to purchase shares of Stock pursuant to a Non-Qualified Stock Option shall cease as of such option's Expiration Date.

                               IV. RESTRICTED STOCK

     1. DEFINITION. A Restricted Stock award is an offer by the Company to sell to an eligible person shares of Stock that are subject to restrictions. The Board will determine to whom an offer will be made, the number of shares of Stock the person may purchase, the price to be paid, the restrictions to which the shares will be subject, and all other terms and conditions of the Restricted Stock award, subject to the following.

     2. ELIGIBILITY. The Board shall designate the Participants to whom Restricted Stock is to be awarded and the number of shares of Stock that are subject to the award. The offer of Restricted Stock will be accepted by the Participant's execution and delivery of the Restricted Stock Purchase Agreement and full payment for the Shares to the Company within thirty (30) days from the date the Restricted Stock Purchase Agreement is delivered to the person.

     3. TERMS AND CONDITIONS OF AWARDS. The purchase price of shares sold pursuant to a Restricted Stock Award will be determined by the Committee on the date the Restricted Stock Award is granted. Restricted Stock Awards shall be subject to such restrictions as the Committee may impose. These restrictions may be based upon completion of a specified number of years of service with the Company or upon completion of the performance goals as set out in advance in the Participant's individual Restricted Stock Purchase Agreement. Restricted Stock Awards may vary from Participant to Participant and between groups of Participants. Prior to the grant of a Restricted Stock Award, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of shares that may be awarded to the Participant. Prior to the payment of any Restricted Stock Award, the Committee shall determine the extent to which such Restricted Stock Award has been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria.

     4. TERMINATION DURING PERFORMANCE PERIOD. If a Participant is terminated during a Performance Period for any reason, then such Participant will be entitled to payment (whether in shares of Stock, cash or otherwise) with respect to the Restricted Stock Award only to the extent earned as of the date of termination in accordance with the Restricted Stock Purchase Agreement, unless the Committee determines otherwise.

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     5.   STOCK CERTIFICATE LEGEND.  Each certificate issued in respect of shares of Restricted Stock awarded under the Plan shall be registered in the name of the Participant and, at the discretion of the Board, each such certificate may be deposited in a bank designated by the Board. Each such certificate shall bear the following (or a similar) legend:

          "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the Carreker-Antinori, Inc., 1994 Long-Term Incentive Plan and an agreement entered into between the registered owner and Carreker-Antinori, Inc. A copy of such plan and agreement is on file in the office of the Secretary of Carreker-Antinori, Inc., 14001 North Dallas Parkway, Suite 1100, Dallas, Texas 75240."

At the end of the Performance Period for Restricted Stock, such Restricted Stock will be transferred free of all restrictions to a Participant (or his or her legal representative, beneficiary or heir).











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